Exhibit 5

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 042365-0412

February 28, 2017

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, WI 54220

Ladies and Gentlemen:

We have acted as securities counsel for Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (1) the potential issuance and sale by the Company from time to time of up to $75,000,000 aggregate amount of any of the following: (i) shares of the Company’s common stock, no par value (the “Common Stock”), with attached common share purchase rights (the “Common Share Purchase Rights””); (ii) shares of the Company’s preferred stock, $.01 par value (the “Preferred Stock”); (iii) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock or other securities at a future date; (iv) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either debt securities, warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock, the Preferred Stock or other securities of the Company under Stock Purchase Contracts; (v) debt securities of the Company (the “Debt Securities”); (vi) subscription rights (the “Rights”) to purchase Debt Securities, Common Stock, Preferred Stock or other securities of the Company (or any combination thereof); and (vii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company, and (2) the potential issuance and sale of up to 3,407,638 shares of Common Stock to be sold by certain selling shareholders (collectively, the “Selling Shareholders”) (the “Secondary Shares”). The Common Stock, the Common Share Purchase Rights, the Preferred Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Debt Securities, the Rights, the Warrants and the Secondary Shares are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

As securities counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the Form of Indenture, filed as an exhibit to the Registration Statement; (iv) the Rights Agreement (the “Rights Agreement”), dated as of January 7, 2009, between the Company and Wells Fargo Bank, N.A., as filed as an exhibit to the Company’s Form 8-A filed January 8, 2009 (File No. 001-33887); (v) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (vi) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Orion Energy Systems, Inc.

February 28, 2017

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture (including the Form of Indenture) providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Articles of Incorporation, as amended, and not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.    The Company validly exists as a corporation under the laws of the State of Wisconsin.

2.    All requisite actions necessary to make the shares of Common Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a.    The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.    Such shares of Common Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Orion Energy Systems, Inc.

February 28, 2017

3.    The Common Share Purchase Rights attached to the Common Stock, when issued pursuant to the Rights Agreement, will be validly issued.

4.    All requisite actions necessary to make the shares of Preferred Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a.    The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.    Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, with respect to any such established voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares have been filed with the Wisconsin Department of Financial Institutions in the form and manner required by law; and

c.    Such shares of Preferred Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5.    All requisite actions necessary to make the Stock Purchase Contracts and Stock Purchase Units subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

Orion Energy Systems, Inc.

February 28, 2017

a.    The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of such Stock Purchase Contracts and the documents, including any agreements, evidencing and used in connection with the issuance and sale of such Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b.    The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.    Such Stock Purchase Contracts and Stock Purchase Units have been duly executed and delivered in accordance with their respective terms and provisions, as applicable; and

d.    Such Stock Purchase Contracts and Stock Purchase Units have been sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

6.    All requisite actions necessary to make the Debt Securities subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.    The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.    The terms of such Debt Securities and of their issuance and sale by the Company have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.    Such Debt Securities have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

Orion Energy Systems, Inc.

February 28, 2017

d.    Such Debt Securities have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

7.    All requisite actions necessary to make the Rights subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.    The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to establish the terms of such Rights and to authorize the issuance and sale of such Rights;

b.    The terms of such Rights and of their issuance and sale have been established so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; and

c.    Such Rights have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

8.    All requisite actions necessary to make the Warrants subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.    The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

Orion Energy Systems, Inc.

February 28, 2017

b.    The terms of such Warrants and of their issuance and sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.    Any such warrant agreements have been duly executed and delivered;

d.    Such Warrants have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.    Such Warrants have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

9.    Any Secondary Shares to be offered by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable.

With respect to paragraphs 2, 4 and 9 above, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States.

Orion Energy Systems, Inc.

February 28, 2017

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP